Exhibit 99.1

Neiman Marcus Files Registration Statement for Initial Public Offering

DALLAS, Texas, August 4 , 2015 — Neiman Marcus Group, Inc. announced today that it has filed a registration statement with the Securities and Exchange Commission for a proposed initial public offering of its common stock. The number of shares to be offered and the price range for the proposed offering have not yet been determined.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

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FOR MORE INFORMATION CONTACT:

Ginger Reeder

Vice-President, Corporate Communications

Neiman Marcus Group

214.573.5822

ginger_reeder@neimanmarcus.com